UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2012

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 20, 2005, The Bon-Ton Stores, Inc. (the “Company”) entered into a Credit Card Program Agreement (the “CCPA”) with HSBC Bank Nevada, N.A., a national banking association (“HSBC”), which set forth the terms and conditions under which HSBC would issue credit cards to the Company’s customers and compensate the Company for sales made on the cards. Under the terms of the CCPA, the Company is required to perform certain duties, including the duties to receive in-store customer payments on behalf of HSBC and remit such payments to HSBC. On March 6, 2006, HSBC and the Company entered into a First Amendment to the CCPA to include credit card accounts related to the stores acquired by the Company from Saks, Inc., and on December 15, 2006, HSBC and the Company entered into a Second Amendment to the CCPA to include credit card accounts related to the Parisian stores acquired by the Company.

On August 4, 2009, HSBC and the Company entered into a Third Amendment to the CCPA (the “Third Amendment”). Under the Third Amendment, Bon-Ton continued to participate in the revenue generated by credit sales. The Third Amendment revised the compensation the Company will receive for certain types of sales made on the credit cards, provided that the Company and HSBC will share certain losses associated with the Credit Card Program and defined additional credit line protection for the Company’s loyal credit card customers. Either party could terminate the Third Amendment (the “Opt Out Right”) between April 1, 2010 and July 31, 2010 upon providing notice (the “Opt Out Notice”) and making a prescribed cash payment to the other party.

Effective July 30, 2010, HSBC and the Company entered into a Fourth Amendment to the CCPA (the “Fourth Amendment”). Under the Fourth Amendment, the Opt Out Right was extended to August 31, 2010 and prior provisions regarding notice and prescribed cash payment to the other party remained effective.

Effective August 31, 2010, HSBC and the Company entered into a Fifth Amendment to the CCPA (the “Fifth Amendment”). Under the Fifth Amendment, either party could terminate the Third Amendment by providing written notice to the other party no earlier than January 1, 2011 and not later than January 31, 2011. Prior provisions regarding prescribed cash payment to the other party remained effective.

On January 31, 2011, HSBC and the Company entered into a Sixth Amendment to the CCPA (the “Sixth Amendment”). Under the Sixth Amendment, the parties amended the revenue participation payment rates, terminated HSBC’s obligation to make marketing fund contributions, provided for the implementation of a change in annual percentage rate for new transactions on existing accounts, provided for the outsourcing of certain HSBC functions, deleted the Opt Out Right, and provided for additional obligations of HSBC with respect to the transfer of the credit card program assets if the CCPA is not renewed at the end of its term.

On December 16, 2011, The Company entered into a Private Label Credit Card Program Agreement (the “ADS Program Agreement”) with World Financial Network Bank, a bank subsidiary of Alliance Data Systems Corporation (“ADS”). The ADS Program Agreement commencement date will be the date of transfer to ADS, pursuant to a purchase agreement between ADS and HSBC, of ownership of the existing private label credit accounts issued under the CCPA.

On May 21, 2012, HSBC assigned its rights and obligations under the CCPA to Capital One, National Association (“Capital One”).

On June 15, 2012, the Company and Capital One entered into a Seventh Amendment to the CCPA. The Seventh Amendment provides that the term of the CCPA, which would have terminated on June 20, 2012,

shall be extended to July 24, 2012, which is the date on or prior to which Capital One and ADS are currently targeting to complete the transfer of existing private label credit card accounts.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Seventh Amendment to Credit Card Program Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

	By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Dated: June 19, 2012